UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )

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K2M GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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K2M GROUP HOLDINGS, INC.
600 HOPE PARKWAY SE
LEESBURG, VIRGINIA 20175
April 20, 2018
Dear K2M Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of K2M Group Holdings, Inc. to be held on June 5, 2018, beginning at 8:00 A.M. Eastern local time, at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, VA 20175. Proxy materials, which include a Notice of Internet Availability of Proxy Materials, proxy statement (the “Proxy Statement”) and proxy card, are enclosed with this letter. The enclosed proxy statement and proxy card are first being mailed to stockholders of K2M Group Holdings, Inc. on or about April 20, 2018. We have also enclosed our 2017 Annual Report.
At the Annual Meeting, you will be asked to consider and vote:

(1)
To elect as Class I directors to hold office until the 2021 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Mr. Eric D. Major, Mr. Paul B. Queally and Mr. Raymond A. Ranelli;

(2)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018;

(3)
To determine, in non-binding advisory vote, whether a non-binding shareholder advisory vote to approve the compensation paid to the Company's named executive officers should occur every one, two or three years;

(4)	To approve, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers; and

(5)	To conduct any other business properly brought before the meeting.
Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as Class I directors; (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018; (iii) select one year with respect to the frequency of non-binding shareholder votes to approve the compensation paid to our named executive officers; and (iv) approve the compensation paid to the Company’s named executive officers.
Your vote is important to us and our business. Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by Internet or telephone pursuant to the instructions set forth in the enclosed Proxy Statement. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.
We appreciate your continued support of K2M Group Holdings, Inc. and look forward to either greeting you personally at the meeting or receiving your proxy.
Sincerely,
Eric D. Major
Chairman, Chief Executive Officer and President

K2M Group Holdings, Inc.
600 Hope Parkway SE
Leesburg, Virginia 20175
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
The 2018 Annual Meeting of Stockholders of K2M Group Holdings, Inc. will be held at 8:00 A.M. Eastern local time on June 5, 2018, at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, VA 20175 for the following purposes:

(1)
To elect as Class I directors to hold office until the 2021 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Mr. Eric D. Major, Mr. Paul B. Queally and Mr. Raymond A. Ranelli;

(2)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018;

(3)
To determine, in a non-binding advisory vote, whether a non-binding shareholder advisory vote to approve the compensation paid to the Company's named executive officers should occur every one, two or three years;

(4)	To approve, in a non-binding advisory vote, the compensation paid the Company’s named executive officers; and

(5)	To conduct any other business properly brought before the meeting.
Only stockholders of record at the close of business on April 9, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 600 Hope Parkway SE, Leesburg, Virginia 20175. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the Annual Meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed Proxy Statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible or by Internet or telephone pursuant to the instructions set forth in the Proxy Statement. If you do attend the meeting and prefer to vote in person, you may do so.

If you hold your shares in “street name,” your broker, bank or other nominee cannot vote your shares on your behalf with respect to Proposals 1, 3 and 4 until it receives your voting instructions. If you do not provide voting instructions over the Internet, by telephone or by returning a voting instruction form, your shares will not be voted with respect to those matters. If you would like to attend the Annual Meeting and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

By Order of the Board of Directors,
Luke Miller
Senior Vice President, General Counsel & Secretary
K2M Group Holdings, Inc.
April 20, 2018
Leesburg, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on June 5, 2018.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

Proxy Statement for the
2018 Annual Meeting of Stockholders of
K2M Group Holdings, Inc.
To Be Held on June 5, 2018

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K2M Group Holdings, Inc.
600 Hope Parkway SE
Leesburg, Virginia 20175
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2018
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) and any adjournments or postponements thereof. The 2018 Annual Meeting will be held at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, Virginia 20175 on June 5, 2018 at 8:00 A.M. Eastern local time.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You are encouraged to read this entire Proxy Statement carefully before deciding how to vote.
Unless otherwise indicated, the terms “Company,” “K2M,” “we,” “our,” and “us” are used in this Proxy Statement to refer to K2M Group Holdings, Inc. together with its subsidiaries. The terms “Board” and “Board of Directors” refer to our Board of Directors.
What is a proxy statement and what is a proxy?
A proxy statement is a document that Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Luke Miller, our Senior Vice President, General Counsel & Secretary, and Gregory S. Cole, our Chief Financial Officer, as proxies for the Annual Meeting.
What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?
SEC rules allow companies to furnish proxy materials, including this Proxy Statement and our Annual Report, by providing access to these documents on the Internet instead of mailing printed copies to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing the proxy materials on a website or for requesting electronic or printed copies of the proxy materials.
If you want a paper copy of the proxy materials for the 2018 Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. Please make any requests on or before May 22, 2018 in order to facilitate timely delivery. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.
How can I access the proxy materials over the Internet?
You may view and also download our proxy materials, including our 2017 Annual Report, at www.proxyvote.com. Please see the instructions below regarding how to submit your vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the 2018 Annual Meeting. On the Record Date, there were 43,390,465 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2018 Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If, on the Record Date, your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the 2018 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the 2018 Annual Meeting unless you follow your broker’s procedures for obtaining a “legal” proxy through your broker or other agent. If you request a printed copy of the proxy materials by mail, your broker or other agent should provide a voting instruction card for you to use.
What am I being asked to vote on?
There are four proposals scheduled to be voted on at the meeting:

•	Election of Mr. Eric D. Major, Mr. Paul B. Queally and Mr. Raymond A. Ranelli as Class I directors to hold office for a three-year term;

•	Ratification of the appointment of KPMG LLP as K2M’s independent registered public accounting firm for fiscal year 2018;

•
Determination, in a non-binding advisory vote, of whether a non-binding shareholder advisory vote to approve the compensation paid to the Company's named executive officers should occur every one, two or three years; and

•	Approval, in a non-binding advisory vote, of the compensation paid to the Company's named executive officers.
How does the Board recommend that I vote?
The Board of Directors unanimously recommends that all stockholders vote:

•	FOR the election of Messrs. Major, Queally and Ranelli as Class I directors to hold office for a three-year term;

•	FOR the ratification of the appointment of KPMG LLP as K2M’s independent registered public accounting firm for the fiscal year 2018;

•	ONE YEAR with respect to the frequency of non-binding shareholder advisory votes to approve the compensation paid to our named executive officers; and

•	FOR the approval of the compensation paid to the named executive officers.
What if another matter is properly brought before the meeting?
We will consider other business that properly comes before the meeting in accordance with Delaware law and the Company’s Amended and Restated Bylaws (the “Bylaws”). As of the date of this Proxy Statement, the Board of Directors did not know of any other matters to be presented for consideration at the 2018 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes are needed to approve each proposal?

•
Proposal No. 1. In December 2017, the Board amended the Company’s Bylaws to provide for “plurality-plus” standard with respect to elections of directors. Accordingly, for Proposal No. 1, the nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected at the Annual Meeting. However, the Company’s Bylaws provide that any director nominee who receives a greater number of withhold votes than affirmative votes in an uncontested election will tender his resignation promptly to the Board of Directors. The Board of Directors will decide, through a process managed by the Company’s Nominating and Corporate Governance Committee, whether to accept the resignation of the nominee at its next regularly scheduled Board of Director's meeting. The Board of Director’s decision with respect to the resignation will be promptly disclosed in a public announcement.

•
Proposal No. 2. To be approved, Proposal No. 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

•
Proposal No. 3. To be approved, Proposal No. 3, a non-binding advisory vote to determine whether a non-binding shareholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

•
Proposal No. 4. To be approved, Proposal No. 4, approval, in a non-binding, advisory vote, of the compensation paid to the Company’s named executive officers, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the 2018 Annual Meeting, either in person or by proxy. On the Record Date, there were 43,390,465 shares of common stock outstanding and entitled to vote. Abstentions and withheld votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote may adjourn the meeting to another date.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will not effect the election of directors at our Annual Meeting.  However, the Company’s Bylaws provide that any director nominee who receives a greater number of withhold votes than affirmative votes will tender his resignation promptly to the Board of Directors. The Board of Directors will decide, through a process managed by the Company’s Nominating and Corporate Governance Committee, whether to accept the resignation of the nominee at its next regularly scheduled Board of Director’s meeting. The Board of Director’s decision with respect to the resignation will be promptly disclosed in a public announcement. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018 (Proposal No. 2). For Proposal No. 2, abstentions will have the effect of a vote “against” the proposal. Brokers may vote uninstructed shares with respect to Proposal No. 2.  Therefore, there will be no broker non-votes for Proposal No. 2.
You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” with respect to the frequency of advisory votes on executive compensation (Proposal No. 3). Abstentions will have the effect of a vote against Proposal No. 3, and broker non-votes will have no effect on the outcome of Proposal No. 3.
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval, in a non-binding advisory vote of the compensation of our named executive officers (Proposal No. 4). Abstentions will have the effect of a vote against Proposal No. 4, and broker non-votes will have no effect on the outcome of Proposal No. 4.
If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein, “FOR” Proposal 2, “ONE YEAR” for Proposal 3 and “FOR” for Proposal 4 as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the 2018 Annual Meeting, over the Internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes should you later decide not to attend the meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.
•To vote in person, come to the 2018 Annual Meeting and you will receive a ballot when you arrive.

•
If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 4, 2018 to be counted. If you return your signed proxy card to us before the 2018 Annual Meeting, we will vote your shares as you direct.

•
To submit your proxy by telephone or the Internet, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 P.M., Eastern standard time on June 4, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the 2018 Annual Meeting, you must obtain a “legal” proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What do I need to do to attend the 2018 Annual Meeting?
If you are a registered stockholder on the Record Date, you are invited to attend the 2018 Annual Meeting. If you would like to attend the 2018 Annual Meeting and your shares are held in “street name,” please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership. You may vote shares held in “street name” at the 2018 Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
In order to enter the 2018 Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.
How many votes do I have?
On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of the Record Date for the 2018 Annual Meeting.
Who will count the vote?
Representatives of Broadridge will tabulate the votes and will act as inspectors of election.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by Internet, telephone, mail or in person at the 2018 Annual Meeting, your shares will not be voted and your shares will not be counted as “present” for purposes of determining whether a quorum is present at the 2018 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Generally, if shares are held in “street name”, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can use their discretion to vote the uninstructed shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by NASDAQ rules and regulations.
Proposals 1, 3 and 4 are “non-routine” matters under NASDAQ rules. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3 and 4 without your instructions. Your broker or nominee may vote your shares on Proposal 2 without instructions, as the ratification of our independent registered public accounting firm is considered a “routine” matter under NASDAQ rules.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the 2018 Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the 2018 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.
You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Our stock transfer agent is Equiniti Trust Company, EQ Shareowner Services and can be contacted at 1-800-468-9716.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by:

•	delivering written notice of revocation to Luke Miller, Senior Vice President, General Counsel & Secretary, provided such statement is received no later than June 4, 2018;

•	voting again by Internet or telephone at a later time, but before 11:59 P.M. Eastern Time on June 4, 2018;
•submitting a properly signed proxy card with a later date that is received no later than June 4, 2018; or
•attending the 2018 Annual Meeting, revoking your proxy and voting in person.
If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2018 Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2018 Annual Meeting will not by itself revoke a proxy.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a‑8, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 21, 2018 to Luke Miller, Senior Vice President, General Counsel & Secretary at 600 Hope Parkway SE, Leesburg, Virginia 20175, and must comply with all applicable requirements of Rule 14a‑8.
Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in the Bylaws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company. To be timely for our 2019 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 5, 2019; and
•not later than March 7, 2019.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this Proxy Statement (which copies will be provided to you without charge) or if you have questions, including regarding the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight members. In accordance with our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class containing, as nearly as possible, one-third of the total number of directors serving staggered three-year terms. Directors are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire.
The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class or until the director’s successor is duly elected and qualified. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.
For Proposal No. 1, the election of directors, the nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. However, any director nominee who receives a greater number of withhold votes than affirmative votes shall tender his resignation promptly to the Board of Directors. The Board of Directors shall decide, through a process managed by the Company’s Nominating and Corporate Governance Committee, whether to accept the resignation of the nominee at its next regularly scheduled Board of Director’s meeting. The Board of Director’s decision with respect to the resignation will be promptly disclosed in a public announcement.
The following table sets forth the names and certain other information for the nominees for election as directors and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Eric D. Major	I	48	Chairman, Chief Executive Officer and President	2004	2018	2021
Daniel A. Pelak(1)(3)(4)	III	66	Lead Director	2010	2020	N/A
John P. Kostuik, M.D.(1)	II	80	Chief Medical Officer and Director	2004	2019	N/A
Paul B. Queally(3)(4)	I	54	Director	2010	2018	2021
Raymond A. Ranelli(2)	I	70	Director	2011	2018	2021
Sean M. Traynor(2)	II	49	Director	2010	2019	N/A
Brett P. Brodnax(1)	II	53	Director	2011	2019	N/A
Carlos A. Ferrer(1)(2)	III	64	Director	2010	2020	N/A
_________________
(1)    Member of our Compliance Committee.
(2)    Member of our Audit Committee.
(3)    Member of our Compensation Committee.
(4) Member of our Nominating and Corporate Governance Committee.
Class I Director Nominees
Eric D. Major, 48, serves as our Chairman, Chief Executive Officer, and President. Mr. Major is a co-founder of the Company and has served as a member of the Board of Directors since January 2004. Mr. Major previously co-founded and served as the President and Chief Executive Officer of American OsteoMedix Corp., or AOM, a minimally invasive spinal device company that was acquired by Interpore Cross International in 2001. Following the sale of AOM, Mr. Major served as President of the Minimally Invasive Division for Interpore Cross International (now a Zimmer/Biomet company) until 2002. Prior to co-founding AOM, Mr. Major served in several sales/marketing, strategic and product development capacities with various spinal companies including Acromed Spine Inc. (now a Johnson & Johnson company) and Synthes Spine, Inc.
Mr. Major has over 20 years of experience in the spine industry and was the 2010 recipient of the Entrepreneur of the Year Award for Emerging Technologies in the Greater Washington, D.C. region. Mr. Major is a member of the AdvaMed CEO Advisory Council and serves on the board of directors of the Medical Device Manufacturers Association. Mr. Major is also active in the local community, serving on the Loudon Small Business Development Center Board of Directors, as well as the Board of Trustees for the Westmoreland Davis Memorial Foundation, Inc., a local historic preservation organization. Mr. Major holds a B.S. from James Madison University and is a member of the JMU College of Business Executive Advisory Council. Mr. Major was selected to serve as a director because of his valuable perspective and experience as President, Chief Executive Officer and co-founder of the Company, as well as his leadership skills, industry expertise and knowledge and dedication to our mission.
Paul B. Queally, 54, has served as a member of our Board of Directors since 2010 and is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. In December 2016, Mr. Queally became a General Partner of Welsh, Carson, Anderson & Stowe (“WCAS”) and co-chair of its Investment Committee. Prior to December 2016, Mr. Queally was Co-President of WCAS and a member of its Executive Committee and Management Committee, with a focus on investments in the healthcare industry. Prior to joining WCAS in 1996, Mr. Queally was a general partner at the Sprout Group, which was the private equity arm of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Queally served on the board of directors of United Surgical Partners International, or USPI, from 1998-2017. Mr. Queally holds a B.A. from the University of Richmond, where he is a member of the Board of Trustees, and an M.B.A. from Columbia University. Mr. Queally was selected to serve as a director because of his significant experience as a director on the boards of a number of other public companies, his experience with healthcare investing and his extensive financial background.
Raymond A. Ranelli, 70, has served as a member of our Board of Directors since 2011 and is Chairman of our Audit Committee. Mr. Ranelli retired from PricewaterhouseCoopers, or PwC, in 2003 where he was a partner for over 21 years. Mr. Ranelli held several positions at PwC including Audit Partner, Transaction Services Partner, Managing Partner of the Washington D.C. Regional Offices and Vice Chairman and Global Leader of the Financial Advisory Services practice with operations in 20 countries. Mr. Ranelli has served as chairman on several audit committees, both public and private, and currently serves on the audit committee and compliance committee of Syniverse, Inc. Mr. Ranelli has held executive positions in several charitable and community organizations and has received Lifetime Achievement Awards from the Leukemia and the National Kidney Associations. Mr. Ranelli holds a B.S. in accounting from Virginia Commonwealth University. Mr. Ranelli was selected to serve as a director because of his financial and accounting skills and expertise, as well as his experience as a director of several private and public companies.
Class II Directors
Brett P. Brodnax, 53, has served as a member of our Board of Directors since September 2011 and is a member of our Compliance Committee. Mr. Brodnax is the President and Chief Development Officer of United Surgical Partners International, or USPI. Before joining USPI in 1999, he was an executive with the Baylor Health Care System in Dallas, where he gained extensive experience creating physician and hospital partnerships and developing surgical facilities. Mr. Brodnax holds a B.S. and M.S. in Industrial Engineering from Texas A&M University and an M.B.A. from the University of Texas at Dallas. Mr. Brodnax has served on a number of boards, including the board of Ameripath, Inc. Mr. Brodnax was selected to serve as a director because of his experience as an executive in the healthcare industry and as a director on the boards of a number of other healthcare companies.
John P. Kostuik, M.D., 80, is a co-founder of the Company and has served as Chief Medical Officer and a member of our Board of Directors since January 2004. Dr. Kostuik is a member of our Compliance Committee. In addition, he served as the Chairman of our Board of Directors from 2004 to 2009. Dr. Kostuik was a recognized leader in orthopedic surgery for over 40 years. From 1991 to 2003, he served as the Chief of Spine Surgery at Johns Hopkins School of Medicine and he is generally recognized as a leading teacher, surgeon and authority on spinal disorders. Dr. Kostuik is a founder, member and past president of the North American Spine Society. He is a past president of the Scoliosis Research Society and an Honorary Fellow of the Belgium and Japanese Orthopaedic Societies. Dr. Kostuik has published more than 150 scientific articles, lectured in 38 countries and taught 150 fellows from ten countries. Dr. Kostuik holds an undergraduate degree and an M.D. from Queen’s University in Kingston, Ontario, completed post-graduate surgical training at the University of Toronto and is a Fellow of the Royal College of Surgeons of Canada in Orthopedics. Dr. Kostuik was selected to serve as a director because of his valuable perspective and experience as Chief Medical Officer and a co-founder of the Company and as a former academic surgeon, as well as his leadership and reputation within the global spine surgery community, medical expertise and industry knowledge.
Sean M. Traynor, 49, has served as a member of our Board of Directors since 2010 and is a member of our Audit Committee. Mr. Traynor currently serves as a member of the board of directors of National Dentex and Innovage and serves on the compensation committee of both companies. Previously, Mr. Traynor served as a member of the board of directors of Universal American Financial Corporation until June 2016. Since 1999, Mr. Traynor has been an investment professional at WCAS, and is currently a general partner, where he focuses on investments in the healthcare industry. Prior to joining WCAS, Mr. Traynor worked from 1996 to 1999 in the healthcare and financial services investment banking groups at BT Alex Brown. From 1991 to 1994 Mr. Traynor served as an associate and senior associate with Coopers & Lybrand LLP (now PwC). Mr. Traynor holds a B.S. from Villanova University and an M.B.A. with distinction from the Wharton School of Business. Mr. Traynor was selected to serve as a director because of his experience working with companies in the healthcare industry, his experience with healthcare investing and his extensive financial background.
Class III Directors
Daniel A. Pelak, 66, has served as Lead Director of the Board since October 2017 and is also Chairman of the Compliance Committee and a member of our Nominating and Corporate Governance Committee and our Compensation Committee. Previously, Mr. Pelak had served as Chairman of the Board since 2010. Mr. Pelak has over 30 years of experience as a senior executive in the medical technology industry. He has served as an operating partner with WCAS focusing on healthcare investments since November 2008. He was previously the Chief Executive Officer of Inner Pulse, a privately held medical device company, from September 2005 to July 2008. Before joining InnerPulse, he was the Chief Executive Officer of Closure Medical Corporation, a publicly traded global leader in the development and manufacture of biomaterial-based medical adhesives, from 2002 until its acquisition by Johnson & Johnson in 2005. He began his industry career at Medtronic, Inc., where his executive assignments included Vice President of U.S. Marketing, and later in his career, worldwide responsibility for three different operating divisions as the Vice President and General Manager. Mr. Pelak currently serves on the board of directors of Vertos Medical, Inc. and served on the board of directors of the Spectranetics Corporation until its acquisition by Royal Phillips in August 2017. Mr. Pelak holds a B.S. from the Pennsylvania State University. Mr. Pelak was selected to serve as a director because of his experience as an executive in the healthcare industry and his many years of experience with both public and private company board of directors.
Carlos A. Ferrer, 64, has served as a member of our Board of Directors since September 2010 and is a member of our Audit Committee and our Compliance Committee. Mr. Ferrer is a founding Partner at Peloton Equity, LLC, a successor to Ferrer Freeman & Company, LLC (“FFC”), of which he was also a founding member. Prior to co-founding FFC in 1995, Mr. Ferrer was a Managing Director at Credit Suisse First Boston from 1989 through 1995, where he was responsible for the firm’s investment banking activities in the healthcare industry. He has served on the board of directors of many FFC portfolio companies and currently participates as director on the boards of AgaMatrix, Inc., Arcadia Solutions and Health Plan One. He graduated from Princeton University in 1976. Mr. Ferrer was selected to serve as a director because of experience with healthcare investing and his extensive financial background.
Vote Required and Board Recommendation
Nominees to serve as Class I directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the 2018 Annual Meeting. However, the Company’s Bylaws provide that any director nominee who receives a greater number of withhold votes than affirmative votes will tender his resignation promptly to the Board of Directors. The Board of Directors will decide, through a process managed by the Company’s Nominating and Corporate Governance Committee, whether to accept the resignation of the nominee at its next regularly scheduled Board of Director’s meeting. The Board of Director’s decision with respect to the resignation will be promptly disclosed in a public announcement.
The directors elected at the 2018 Annual Meeting will hold office until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement, as filed with the SEC, intend to vote the proxies held by them for the election of Mr. Major, Mr. Queally and Mr. Ranelli to serve as Class I Directors. The proxies cannot be voted for more than three candidates for director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate. If you hold your shares in “street name” and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
Our Board of Directors recommends that you vote “FOR” the election of Mr. Major, Mr. Queally and Mr. Ranelli to serve as Class I Directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Independence
Our common stock trades on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s Board of Directors. Audit Committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 promulgated under the Exchange Act. Under NASDAQ rules, a director will qualify as an “independent director” only if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Director Independence
Our Board of Directors has undertaken a review of its composition and that of its committees, as well as the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Brodnax, Ferrer, Pelak, Queally, Ranelli and Traynor is “independent” in accordance with the rules of NASDAQ and under the Exchange Act. The Board had also determined that Mr. Michael Turpin, who served as a director during a portion of fiscal 2017, was independent during the portion of 2017 that he served as an independent director.
Board Leadership Structure
Board Composition
Our Board of Directors consists of eight members. In accordance with our Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our directors are divided among the three classes as follows:

•	The Class I directors are Messrs. Major, Queally and Ranelli, and their terms will expire at the 2018 Annual Meeting;

•	The Class II directors are Mr. Brodnax, Dr. Kostuik and Mr. Traynor, and their terms will expire at the annual meeting of stockholders to be held in 2019; and

•	The Class III directors are Messrs. Pelak and Ferrer, and their terms will expire at the annual meeting of stockholders to be held in 2020.
We expect that additional directorships, if any, resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Governance Structure of the Board - Chairman, CEO and Lead Director
In October 2017, the Board of Directors elected Mr. Major, a co-founder of the Company who has served as our President and CEO since 2004, to the additional position of Chairman of the Board and appointed Mr. Pelak to serve as our Lead Director. Our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide for the position of Lead Director whenever the Chairman of the Board is a director who does not qualify as an independent director. In accordance with our Corporate Governance Guidelines, the Lead Director is responsible for helping to assure appropriate oversight of Company management by the Board of Directors and optimal functioning of the Board of Directors. The independent directors elect the Lead Director from among the independent directors. A more complete description of the role of the Lead Director is set forth in our Corporate Governance Guidelines, which may be found on our website at www.k2m.com under Investor Relations: Corporate Governance.
The Board of Directors believes that its current leadership structure is appropriate for the Company at this time. The Board of Directors maintains the flexibility to determine whether the roles of Chairman and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board of Directors believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.
Committees of our Board of Directors
The standing committees of our Board of Directors consist of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Compliance Committee.
Our Chairman, Chief Executive Officer and President and other executive officers regularly report to the non-executive directors and the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Compliance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the structure of our Board of Directors provides appropriate risk oversight of our activities.
Audit Committee
We have an Audit Committee, currently consisting of Mr. Ranelli, who serves as the Chair, and Messrs. Ferrer and Traynor. Messrs. Ranelli, Ferrer and Traynor qualify as independent directors under NASDAQ corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that Mr. Ranelli qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board of Directors in overseeing and monitoring (1) the quality and integrity of our financial statements (including the effectiveness of internal control over financial reporting), (2) our compliance with legal and regulatory requirements and (3) our independent registered public accounting firm’s qualifications, performance and independence.
Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.k2m.com under Investor Relations: Corporate Governance. Information contained in, or accessible through, our website is not a part of this proxy statement.
Nominating and Corporate Governance Committee
We have a Nominating and Corporate Governance Committee, which consists of Mr. Pelak, who serves as the Chair, and Mr. Queally.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.k2m.com under Investor Relations: Corporate Governance, and include the following:

•	establishing the criteria for the selection of new directors;

•	identifying and recommending to the Board of Directors individuals to be nominated as directors;

•	evaluating candidates for nomination to the Board of Directors, including those recommended by stockholders;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	considering questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers;

•	reviewing and recommending the composition and size of the Board of Directors;

•	overseeing the annual evaluation of the Board of Directors and management;

•	recommending the members of the Board of Directors to serve on the committees of the Board of Directors and, where appropriate, recommending the removal of any member of any of the committees; and

•	periodically reviewing the charter, composition and performance of each committee of the Board of Directors and recommending to the Board of Directors the creation or elimination of committees.

Compensation Committee
We have a Compensation Committee, consisting of Mr. Queally, who serves as the Chair, and Mr. Pelak. The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to:

•	setting our compensation program and compensation of our executive officers and directors; and

•	monitoring our incentive and equity-based compensation plans.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at www.k2m.com under Investor Relations: Corporate Governance.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer of the Company under our incentive compensation or other equity-based plans, subject to compliance with the plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors.
The Compensation Committee has engaged Exequity LLP (“Exequity”) to provide compensation consulting to the Committee. Exequity provides the Compensation Committee with customized information and advice related to cash and equity compensation for the Board of Directors and our named executive officers. These services include, but are not limited to: establishment of peer companies for benchmarking, pay analysis, equity comparisons, pay trends, analysis and recommendations on compensation changes. Exequity reviews the peer benchmarking group annually and may make recommendations for replacement where a company has been acquired or merged. Exequity also periodically reviews director compensation, when requested by the Compensation Committee.
Our Board of Directors has determined that Messrs. Queally and Pelak qualify as independent members of the Compensation Committee under the applicable NASDAQ Listing Rules, our Corporate Governance Guidelines and our Compensation Committee Charter.
Compliance Committee
We have a Compliance Committee, consisting of Mr. Pelak, who serves as the Chair, Mr. Brodnax, Mr. Ferrer and Dr. Kostuik. The purpose of our Compliance Committee is to assist our Board of Directors in discharging its responsibilities relating to legal and regulatory compliance (excluding matters of financial compliance, which are subject to the oversight of the Audit Committee).
Our Board of Directors has adopted a written charter for the Compliance Committee, which may be found on our website at www.k2m.com under Investor Relations: Corporate Governance.
Meetings of the Board of Directors and its Committees
During the fiscal year ended December 31, 2017, our Board of Directors held seven meetings. Our Audit Committee met six times, our Compensation Committee met four times, our Compliance Committee met four times and our Nominating and Governance Committee met one time. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such member served.
The Board of Directors does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but it encourages directors to attend each annual meeting of stockholders. Six of our directors attended our Annual Meeting of Stockholders in 2017.
Role of the Board in Risk Oversight
Risk is inherent in our business, and we face strategic, financial, business, operational, legal, reputational and other risks. Our Board of Directors is responsible for overseeing the overall risk management process at our Company. The responsibility for managing risk rests with executive management while the Board of Directors and its committees as a whole participate in the oversight process. The Board of Director’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls. The Board of Directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Director Nominations
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates to be nominated for election to the Board of Directors and selecting the director nominees for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. The Nominating and Corporate Governance Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. It is expected that the Board of Directors will consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include diversity, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board of Directors. The Nominating and Corporate Governance Committee monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Bylaws, whose qualifications the Board of Directors will consider.
The Nominating and Corporate Governance Committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors, its committees and the potential independence of director candidates under relevant NASDAQ and SEC rules.
As mentioned above, the Board of Directors reviews the general and specific criteria applicable to candidates to be considered for nomination to the Board of Directors and aims to maintain the composition of the Board of Directors in a way that provides the best mix of skill and experience to guide the Company’s long-term strategy and ongoing business operations. Although the Board of Directors does not maintain a specific policy with respect to board diversity, the Board of Directors is mindful of the benefit of diversity on the Board of Directors and, as noted in the Corporate Governance Guidelines, the Board of Directors will consider factors it considers appropriate, including diversity when evaluating the composition of the Board of Directors and recommending individuals to the Board of Directors for nomination as directors.
The Board of Directors will consider properly submitted stockholder recommendations for candidates for our Board of Directors. The Board of Directors does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.
Any stockholder recommendations proposed for consideration by the Board of Directors should be in writing and delivered to K2M Group Holdings, Inc., Attn: Senior Vice President, General Counsel & Secretary, 600 Hope Parkway SE, Leesburg, VA 20175. Submissions must include the following information, among other information described more specifically in our Bylaws:

•	the full name and address of the stockholder;

•	the number and class of our shares beneficially owned, directly or indirectly, by the stockholder;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•
a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Company between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing.

All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be received by us no later than the deadline specified in our Bylaws.
The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board are advised to review our Bylaws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Please also see “Questions and Answers about the Annual Meeting and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting?”

Compensation Committee Interlocks and Insider Participation
Presently, our Compensation Committee makes all decisions about our executive compensation. Mr. Major and Dr. Kostuik do not participate in the Board of Directors’ discussions regarding their own compensation. None of our executive officers currently serves, or has served during the last year, as a member of a Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct is available on our website at www.investors.k2m.com under Investor Relations: Corporate Governance. Our Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Any person may obtain a copy of the Code of Conduct without charge by making a written request to: Senior Vice President, General Counsel & Secretary, K2M Group Holdings, Inc., 600 Hope Parkway SE, Leesburg, Virginia 20175. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, responsibilities of directors and Chief Executive Officer evaluation and succession planning, Board self-evaluation and Board committees and compensation. The Corporate Governance Guidelines also include regular meetings of non-management directors in executive sessions without the presence of management. Our Corporate Governance Guidelines may be found on our website at www.k2m.com under Investor Relations: Corporate Governance. The Board will review the Corporate Governance Guidelines from time to time to ensure that they effectively promote the best interests of the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and stock exchange requirements.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accountant to audit our consolidated financial statements for the fiscal year ending December 31, 2018 and to express their opinion on the effectiveness of our internal control. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. KPMG was our independent registered public accounting firm for our fiscal 2017 audit.
Before selecting KPMG, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by KPMG would impair KPMG’s independence and concluded that they did not. If the stockholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.
A representative of KPMG will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
Change in Accountant During 2016
As a result of a competitive process to review the appointment of the Company’s independent registered public accounting firm, on May 24, 2016, the Audit Committee engaged KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. On May 19, 2016, the Audit Committee dismissed Ernst & Young, LLP (“EY”), the Company's prior independent registered public accounting firm, from that role.
The audit reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 19, 2016, there were no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) which, if not resolved to the satisfaction of EY would have caused EY to make reference to the subject matter of the disagreement in connection with its report and there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K).
Fees Paid to KPMG
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Services provided may include audit services, audit-related services and other services. Pre-approval is detailed as to the specific service or category of service.
The aggregate fees for professional services rendered by KPMG for the fiscal years ended December 31, 2017 and 2016 were as follows:

	Year Ended December 31,
	2017	2016
	(in thousands)
Audit Fees (1)	$1,599	$1,114
Audit-Related Fees (2)	—	—
Tax Fees (3)	20	25
All Other Fees (4)	2	—
Total	$1,621	$1,139

(1)
“Audit Fees” consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2016 also consisted of professional services rendered in connection with our issuance of convertible senior notes and fees for 2017 and 2016 also consisted of professional services rendered in connection with underwritten public offerings of our shares held by our sponsor and certain of its affiliates, such as the delivery of comfort letters, consents and review of documents filed with the SEC.

(2)
“Audit-Related Fees” consist of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”

(3)
“Tax Fees” include the aggregate fees billed in each such year for professional services rendered by the independent public accounting firm for tax compliance and the preparation of tax returns and refund requests.

(4)
“All Other Fees” include the aggregate fees billed in each such fiscal year for products and services by the independent public accounting firm that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Vote Required and Board Recommendation
Stockholder ratification is not required for the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, however, our Board of Directors is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm.
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of KPMG as our independent registered public accountants for fiscal year 2018. Abstentions will have the effect of a vote “against” the ratification of KPMG as our independent registered public accounting firm.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading “Information About Our Board of Directors and Corporate Governance—Board Leadership Structure” in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Raymond A. Ranelli, Chair
Carlos A. Ferrer
Sean M. Traynor

PROPOSAL NO. 3
NON-BINDING VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to recommend, in a non-binding advisory vote, whether a non-binding shareholder advisory vote to approve the compensation paid to our named executive officers should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of the vote.
In considering their vote, stockholders may wish to review with care the information presented in connection with Proposal No. 4 on page 18, the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 21 to 27 as well as the discussion regarding the Compensation Committee on page 11.
We believe a one-year frequency is most consistent with the Company’s approach to compensation. In reaching this recommendation, the Board of Directors considered the following:

•
Holding an annual advisory vote allows shareholders to provide direct input on the Company’s executive compensation philosophy, objectives, policies and practices as disclosed in the proxy statement each year;

•	An annual advisory vote provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account timely feedback provided by shareholders; and

•	The Board of Directors believes that shareholder engagement leads to enhanced governance practices.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to recommend the frequency of shareholder votes to approve, in a non-binding advisory vote, the compensation paid to our named executive officers. Abstentions will have the effect of a vote “against” Proposal No. 3 and broker non-votes will have no effect on the outcome of this proposal. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
Our Board of Directors recommends that you vote for “ONE YEAR” with respect to how frequently a shareholder vote to approve, in a non-binding advisory vote, the compensation paid to our named executive officers should occur.

PROPOSAL NO. 4
NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 4 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 21 to 27, as well as the discussion regarding the Compensation Committee on page 11.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to approve, in a non-binding advisory vote, the compensation paid to our named executive officers. Abstentions will have the effect of a vote “against” Proposal No. 4, and broker non-votes will have no effect on the outcome of this proposal. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
Our Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.

MANAGEMENT
Executive Officers
The following table sets forth certain information regarding our executive officers as of April 20, 2018:

Name	Age	Position
Eric D. Major	48	Chairman, Chief Executive Officer and President
John P. Kostuik, M.D.	80	Chief Medical Officer
Gregory S. Cole	48	Chief Financial Officer
Lane E. Major	39	Chief Operating Officer
Eric D. Major, 48, serves as our Chairman, Chief Executive Officer, and President. Mr. Major is a co-founder of the Company and has served as a member of the Board of Directors since January 2004. Mr. Major previously co-founded and served as the President and Chief Executive Officer of American OsteoMedix Corp., or AOM, a minimally invasive spinal device company that was acquired by Interpore Cross International in 2001. Following the sale of AOM, Mr. Major served as President of the Minimally Invasive Division for Interpore Cross International (now a Zimmer/Biomet company) until 2002. Prior to co-founding AOM, Mr. Major served in several sales/marketing, strategic and product development capacities with various spinal companies including Acromed Spine Inc. (now a Johnson & Johnson company) and Synthes Spine, Inc.
Mr. Major has over 20 years of experience in the spine industry and was the 2010 recipient of the Entrepreneur of the Year Award for Emerging Technologies in the Greater Washington, D.C. region. Mr. Major is a member of the AdvaMed CEO Advisory Council and serves on the board of directors of the Medical Device Manufacturers Association. Mr. Major is also active in the local community, serving on the Loudon Small Business Development Center Board of Directors, as well as the Board of Trustees for the Westmoreland Davis Memorial Foundation, Inc., a local historic preservation organization. Mr. Major holds a B.S. from James Madison University and is a member of the JMU College of Business Executive Advisory Council. Mr. Major was selected to serve as a director because of his valuable perspective and experience as President, Chief Executive Officer and co-founder of the Company, as well as his leadership skills, industry expertise and knowledge and dedication to our mission.
John P. Kostuik, M.D., 80, is a co-founder of the Company and has served as Chief Medical Officer and a member of our Board of Directors since January 2004. In addition, he served as the Chairman of our Board of Directors from 2004 to 2009. Dr. Kostuik was a recognized leader in orthopedic surgery for over 40 years. From 1991 to 2003, he served as the Chief of Spine Surgery at Johns Hopkins School of Medicine and he is generally recognized as a leading teacher, surgeon and authority on spinal disorders. Dr. Kostuik is a founder, member and past president of the North American Spine Society. He is a past president of the Scoliosis Research Society and an Honorary Fellow of the Belgium and Japanese Orthopaedic Societies. Dr. Kostuik has published more than 150 scientific articles, lectured in 38 countries and taught 150 fellows from ten countries. Dr. Kostuik holds an undergraduate degree and an M.D. from Queen’s University in Kingston, Ontario, completed post-graduate surgical training at the University of Toronto and is a Fellow of the Royal College of Surgeons of Canada in Orthopedics.
Gregory S. Cole, 48, has served as our Chief Financial Officer since September 2008. From May 2008 to September 2008, Mr. Cole served as a financial consultant to start-up and development-stage companies in the medical device industry. From September 2006 to May 2008, he served as Senior Vice President and Corporate Treasurer of InPhonic, Inc. and later as Executive Vice President and Chief Financial Officer of Simplexity Inc., a privately-held eCommerce and MVNO solutions provider for the wireless industry. From 2001 to May 2005, Mr. Cole was the Vice President and Treasurer of XM Satellite Radio, Inc., a NASDAQ 500 provider of satellite delivered entertainment, media and sports content in the United States and Canada. Mr. Cole joined XM Satellite Radio, Inc. in 1998 and served in additional financial management positions with the company, including Interim Chief Financial Officer. Mr. Cole also served in various financial roles at USEC, Inc., a public provider of enriched uranium for use in nuclear power plants, and as an auditor with Coopers & Lybrand (now PwC). Mr. Cole holds a B.A. in Accounting from James Madison University and an M.B.A. in Finance from the Robert H. Smith School of Business at the University of Maryland, College Park.
Lane E. Major, 39, has served as our Chief Operating Officer since March 2018. Prior to that, he served as our Chief Strategy Officer from December 2014 to March 2018 and the Company's Senior Vice President of Global Marketing and Product Development from January 2010 to December 2014. Mr. Major has a B.B.A. in Marketing and Computer Information Systems from James Madison University and an M.B.A. from Northwestern University - Kellogg School of Management.

Family Relationships
Lane E. Major, our Chief Operating Officer, is the brother of our Chairman, Chief Executive Officer and President, Eric D. Major. Other than this relationship, there is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis is designed to explain our compensation philosophy and describe the decisions made with respect to the fiscal year 2017 compensation for each of our Chief Executive Officer and President, Chief Financial Officer and Chief Medical Officer as of December 31, 2017. These three executives are referred to as our named executive officers:

Name	Title
Eric D. Major	Chairman, Chief Executive Officer and President
John P. Kostuik, M.D.	Chief Medical Officer
Gregory S. Cole	Chief Financial Officer
Executive Compensation Governance Practices and Principles
Our executive compensation program, is aligned with our business strategy and culture. The key priorities of our executive compensation program are to attract and retain talent to drive the success of our Company.
Role of the Compensation Committee in Compensation Decisions
Our Compensation Committee, with input from the Company’s Chairman, Chief Executive Officer and President and Senior Vice President, Human Resources, approves the level of base salaries, annual incentive compensation and long-term incentives for our named executive officers. Mr. Major does not participate in the discussions regarding his own compensation.
The Compensation Committee seeks to implement compensation programs that reflect our business objectives of driving top line revenue growth and improved profitability. The Compensation Committee is responsible for overseeing all aspects of our executive compensation programs, including: determining and approving base salaries, annual incentive compensation, long-term incentive compensation and other benefits of the executive officers.
Additional information concerning these responsibilities is set forth in “Information About our Board of Directors and Corporate Governance—Board Leadership Structure—Committees of our Board of Directors—Compensation Committee.”
Resources Guiding Compensation Decisions
Named executive officer compensation for 2017 was set using the following references:
•historical company performance,
•business strategy and outlook, and

•	peer group, industry and broader market pay data, including an analysis of realized pay versus total shareholder return performance relative to our peer group.
Since 2015, the Compensation Committee has engaged Exequity as its independent outside compensation consultant to provide advice about whether the Company’s executive compensation programs are generally consistent with the Company’s guiding principles and aligned with shareholder interests and with evolving best practices. Exequity representatives report directly to the Compensation Committee and assist the Compensation Committee in executive compensation data benchmarking and assessments of market data and compensation trends relevant to the setting of the Company’s compensation levels.
Part of this executive compensation data benchmarking included comparing the competitiveness of the Company’s named executive officers’ compensation relative to the competitive peer group’s compensation. The competitive peer group consists of the following 19 healthcare equipment and healthcare supplies companies:

ABIOMED, Inc.	Exactech, Inc.	Penumbra, Inc.
Alphatec Holdings, Inc.	HeartWare International, Inc.	RTI Surgical, Inc.
AngioDynamics, Inc.	ICU Medical, Inc.	SeaSpine Holdings Corporation
AtriCure, Inc.	LDR Holding Corporation	The Spectranetics Corporation
Cardiovascular Systems, Inc.	LeMaitre Vascular, Inc.	Vascular Solutions, Inc.
CryoLife, Inc.	NuVasive, Inc.
Endologix, Inc.	Orthofix International N.V.
To develop compensation programs that retain and attract executive talent with industry-specific knowledge, in constructing the peer group, the Compensation Committee selected those companies that either compete directly with the Company or are healthcare equipment or healthcare supplies industry peers that the Company competes with for executive talent with industry-specific knowledge and experience. Additionally, the peer group companies were selected to represent a range of revenues and market capitalization within the healthcare equipment or healthcare supplies industry at which K2M is positioned around the median. The competitive peer group is reviewed annually and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes. The Compensation Committee also reviews broader market survey data.
We generally strive for compensation to be competitive within the market represented by our peer group. The Compensation Committee reviews the range of base salary, annual bonus, long-term incentive grant values and the combined total of these elements of persons holding the same or similar positions at the peer group based on recent market data available. The Compensation Committee reviewed and discussed the market data and used the data to inform its compensation decisions.
Components of our Executive Compensation Program
The 2017 executive compensation program consists of compensation comprised of following elements: base salary, annual bonus and long-term incentives. Each element, which is further discussed below, is intended to reward and motivate the executive in distinct ways consistent with the Company’s overall approach toward compensation.
Base Salary
Base salaries serve as the guaranteed cash portion of named executive officer compensation. Base salary is intended to compensate each named executive officer for performing his job responsibilities on a day-to-day basis. Each named executive officer’s base salary was initially established when he became an executive officer and is set at a competitive level based upon the named executive officer’s experience, position, and responsibility. The Compensation Committee makes annual determinations with respect to the salaries of the named executive officers. In making these decisions, the Compensation Committee considers each executive officer's performance over the past year, the market compensation levels for comparable positions within the peer group, performance goals and objectives and other relevant information, including recommendations of the President and Chief Executive Officer, except with respect to his own compensation.
The base salary for each of the named executive officers during 2017 was set as follows:

Name	2016 Year End Base Salary ($)	January 1, 2017 Base Salary ($)	Increase (%)	July 1, 2017 Base Salary ($)	Increase (%)
Eric D. Major	525,000	540,750	3.00	600,000	10.96
John P. Kostuik, M.D.	418,746	431,309	3.00	437,778	1.50
Gregory S. Cole	339,179	349,355	3.00	354,595	1.50
In line with the Company’s ordinary course merit-based and cost of living salary increase practices, in December 2016, the Compensation Committee approved an increase of 3% to each of the named executive officers’ base salaries, effective January 1, 2017. At its June 2017 meeting, the Compensation Committee assessed recently published peer compensation data and based on its review of this information, determined that an additional 1.5% base salary increase was appropriate for Mr. Cole and Dr. Kostuik and applied this raise to these named executive officers’ base salaries for the remaining six months of 2017. Additionally, in June 2017, the Compensation Committee analyzed Mr. Major’s base salary compared to that of Chief Executive Officers at the Company’s peers and Mr. Major’s realized pay and the Company’s total shareholder return performance relative to the peer group and approved a 10.96% increase to his base salary to position his base salary and targeted total pay with the peer group median. This increase in Mr. Major’s salary was effective June 5, 2017.

Annual Cash Incentive Compensation
We offer our executive officers the opportunity to earn an annual cash incentive, which is intended to compensate our executive officers for achieving short-term company-wide performance goals. Our Compensation Committee establishes the performance goals and target bonuses under our annual cash incentive program for our named executive officers on an annual basis.
Fiscal 2017 Annual Cash Incentive Opportunity. In February 2017, the Board of Directors established the corporate performance goals and weightings under the annual cash incentive for 2017 as further described below. In the first quarter of 2018, the Compensation Committee approved the payouts for the annual cash incentive awards earned by our named executive officers for fiscal 2017 based on the achievement of the performance goals and weightings set by the Compensation Committee in February 2017.
Each named executive officer’s target annual cash incentive award is expressed as a percentage of his base salary in effect as of December 31, 2017. For fiscal year 2017, the named executive officers’ target bonus opportunities as a percentage of such executive’s base salary were as follows: Mr. Major, 100%; Mr. Cole, 50%; and Dr. Kostuik, 50%.
These annual incentive awards were based on achievement of a combination of revenue and Adjusted EBITDA goals, with Adjusted EBITDA calculated as set forth in our Form 10-K for the fiscal year ended December 31, 2017 in “Item 7—Management’s Discussion and Analysis of Results of Operations and Financial Condition—Non-GAAP Financial Measures.” Revenue growth accounted for 80% of the total award opportunity and Adjusted EBITDA performance accounted for the remaining 20% of the total award opportunity.
The fiscal 2017 annual cash incentive awards for the named executive officers were determined by multiplying their respective target annual bonus amounts by the sum of (1) the revenue component achievement percentage (80% multiplied by the revenue payout percentage) and (2) the Adjusted EBITDA component achievement percentage (20% multiplied by the Adjusted EBITDA payout percentage). The financial performance component payout percentages were determined by comparing our achievement to the revenue and Adjusted EBITDA targets based on the pre-established scales set forth in the following tables:

	Threshold	Target	Above- Target	Maximum
Revenue Performance Percentage of Target	92.65%	100.00%	107.35%	N/A
Revenue Payout Percentage	50.00%	100.00%	150.00%	N/A

	Threshold	Target	Maximum
Adjusted EBITDA Performance Percentage of Target	80.00%	100.00%	120.00%
Adjusted EBITDA Payout Percentage	50.00%	100.00%	150.00%
For performance percentages between the specified threshold, target and above-target levels, the resulting payout percentage is adjusted on a linear basis. There is no maximum payout percentage established for revenue performance percentages that exceed target and a maximum of 150% payout for Adjusted EBITDA payout percentage.
Notwithstanding the establishment of the performance components and the formula for determining the annual cash incentive award payment amounts, our Compensation Committee has the ability to exercise positive or negative discretion and award a greater or lesser amount to our named executive officers than the amount determined by the annual cash incentive award formula if, in the exercise of its business judgment, our Compensation Committee determined that a greater or lesser amount was warranted under the circumstances. The Compensation Committee did not exercise positive or negative discretion with respect to the fiscal 2017 annual cash incentive awards.
Actual 2017 Annual Cash Incentive Payout. The following table illustrates the calculation of the amounts for the annual cash incentive awards for each of our named executive officers for fiscal year 2017 based on our financial performance results. The incentive awards earned for fiscal 2017 based on this payout percentage are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Name	2017 Year End Salary ($)	Annual Incentive Target Percentage (%)	Annual Incentive Target Amount ($)	Achievement Payout Factor (%)	Non-Equity Incentive Plan Compensation ($)
Eric D. Major	600,000	100.00	600,000	52.19	313,140
John P. Kostuik, M.D.	437,778	50.00	218,889	52.19	114,238
Gregory S. Cole	354,595	50.00	177,298	52.19	92,534
The Company achieved 94.89% of its revenue target, which was used to determine the achievement payout factor of 52.19%. These calculations were based on the threshold revenue target of $252.0 million which was approximately 106.5% of fiscal year 2016 total revenue. The calculation of the achievement payout factor is calculated on a linear basis. For fiscal 2017, the Company did not achieve its Adjusted EBITDA threshold of $4 million and accordingly no incentive payment was awarded for the Adjusted EBITDA component.
Long-Term Incentive Awards (“LTI”)
In addition to the annual cash incentive opportunity, to enhance executive retention, our named executive officers are granted time-based equity awards under our equity incentive plans. See “Equity Compensation and Stock Purchase Plans” for a description of these plans. For 2017, the Compensation Committee determined, based on the recommendation of Exequity, that 50% of these annual equity awards would be granted in the form of stock options and the other 50% would be granted in the form of shares of restricted stock to ensure that the NEOs’ overall compensation opportunity was consistent with peer group practice.
Target LTI MIX (2017)
Stock Options. Given that we are in the growth phase of our business cycle, we believe that focusing our named executive officers on growth in our business is the appropriate goal for such officers. The Compensation Committee therefore determined to award long-term incentives for 2017 to our named executive officers in the form of stock options with an exercise price equal to the stock price on the date of grant, so that the value, if any, that our named executive officers receive from this portion of their long-term incentive award would depend on their success in increasing the value of our business, as correlated to an increase in our stock price.

The stock options granted in fiscal 2017 to our executives had an exercise price of $22.81, which is equal to the Company’s closing share price on the grant date of June 6, 2017. The options vest ratably on each anniversary beginning on June 6, 2018 over a three-year period, subject to continued employment through the vesting date. Unlike the stock options granted prior to June 6, 2017 which are forfeited upon death or disability; the portion of the named executive officer’s stock options granted on June 6, 2017 that were scheduled to vest on the vesting date immediately following the named executive officer’s termination due to death or disability will vest on such termination..
Restricted Stock. To help retain our executives, the Compensation Committee determined to award the other 50% of our executives’ long-term incentive award for 2017 in the form of restricted stock to be consistent with market practice. The restricted stock granted to our named executive officers in 2017 vests annually in three equal installments beginning on June 6, 2018, subject to continued employment through the applicable vesting date. Unlike restricted stock granted prior to June 6, 2017 which is forfeited upon death or disability, the portion of the named executive officer’s restricted stock granted on June 6, 2017 that is scheduled to vest on the vesting date immediately following the named executive officer’s termination due to death or disability will vest on such termination. The named executive officers are entitled to receive any dividend equivalent payments on their restricted stock.
Each named executive officer’s target long-term incentive opportunity is approved annually by the Compensation Committee based on reference to competitive market data, individual performance and the Compensation Committee's determination of appropriate overall long-term incentive award sizes for each executive. The Compensation Committee makes these determinations at its meeting in June. For 2017, the Compensation Committee set the long-term incentive award for the named executive officers as follows:

Name	2017 LTI Award ($)	Stock Options 50% LTI Award ($)	Restricted Stock 50% LTI Award ($)	Shares Underlying Stock Options (1) (#)	Shares of Restricted Stock (2) (#)
Eric D. Major	2,000,000	1,000,000	1,000,000	115,741	43,840
John P. Kostuik, M.D.	215,655	107,828	107,828	12,480	4,727
Gregory S. Cole	630,000	315,000	315,000	36,458	13,810

(1)	Determined based on grant date fair market value of $8.64 using the Black-Scholes-Merton option pricing model.
(2)	Determined based on the closing market price of $22.81 of our common stock on June 6, 2017, the date of the grant.
Equity Compensation and Stock Purchase Plans
Prior to the IPO, we had two long-term equity incentive plans: the Amended and Restated K2M, Inc. 2006 Stock Option and Grant Plan and the K2M Group Holdings, Inc. 2010 Equity Award Plan. In connection with the IPO, we adopted the K2M Group Holdings, Inc. 2014 Amended and Restated Omnibus Incentive Plan (the “2014 Plan”), and on June 14, 2016, we adopted the K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Incentive Plan”). We refer to these plans, collectively, as the Equity Incentive Plans. The Equity Incentive Plans are administered by our Compensation Committee, which has the authority, among other powers, to select which covered individuals may receive awards under the Equity Incentive Plans, determine the type of award and the number of shares covered by an award, determine the terms and conditions applicable to an award, including vesting conditions and any acceleration thereof, and generally adopt rules, guidelines and practices and make all other determinations it deems advisable for the administration of the Equity Incentive Plans. Pursuant to these long-term equity incentive plans, we have provided long-term equity incentive compensation to our named executive officers in the form of stock options, restricted stock and restricted stock units. See “Long-Term Incentive Awards.” Additionally, our CEO Eric Major is authorized to grant equity awards to specified employees up to a specified amount from the 2016 Omnibus Incentive Plan.
We adopted the 2016 Omnibus Incentive Plan rather than increase the shares available for grant under the 2014 Plan in order to preserve the favorable tax treatment available for grants under the 2014 Plan pursuant to the transition period for newly public companies under Section 162(m) of the Internal Revenue Code (the “Code”). This transition period will expire on June 5, 2018, the date of the Annual Meeting. We currently expect to terminate our 2014 Plan as of the date of the Annual Meeting and make any awards on or after that date pursuant to the 2016 Omnibus Incentive Plan.

Effective May 7, 2014, our Board of Directors adopted the 2014 Employee Stock Purchase Plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Our ESPP generally permits participants to purchase shares of common stock through payroll deductions of no less than 1% and no more than 10% of their eligible compensation, which includes a participant's base straight time gross earnings, exclusive of payments for overtime, incentive compensation, incentive payments, premiums, bonuses and other similar compensation.
Retirement Plans
We have a qualified contributory retirement plan established to qualify as a deferred salary arrangement under Section 401(k) of the Code (the “401(k) Plan”). The 401(k) Plan covers all employees, including our named executive officers, who are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service. We match 100% of the first 3% of pay that a participant contributes to the plan and we match 50% of the next 2% of a participant’s pay that the participant contributes to the plan. Our matching formula is applied on a payroll-by-payroll basis, with an end of the year true-up. On an annual basis, we will not make matching contributions in respect of more than 4% of a participant’s pay.
Aside from the 401(k) Plan, we do not have any retirement plans, such as deferred compensation or pension arrangements, for our executive officers.
Benefits and Perquisites
The named executive officers are offered benefits pursuant to the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance on the same terms as other employees of the Company domiciled in the United States.
The Company from time to time provides other benefits to the named executive officers as warranted. See the “Summary Compensation Table” and related footnotes below for additional information about the value of benefits and perquisites provided to our named executive officers in 2017.
Employment Agreements
We have entered into substantially similar employment agreements with each of Messrs. Major and Cole and Dr. Kostuik that govern the terms of each such named executive officer’s employment. Each employment agreement was entered into effective as of August 12, 2010 and was subsequently amended in the first quarter of 2014 and in the first quarter of 2017. As amended, the employment agreements provide for an initial term of three years commencing in August 12, 2010 and will be automatically extended for successive one-year periods, unless one of the parties provides the other 30 days’ prior written notice before the expiration of any annual renewal term that the term will not be extended. The employment agreements are terminable by either party at any time, provided that the named executive officer must give notice a specified period of time prior to resignation.
Pursuant to their respective employment agreements, if Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment terminates for any reason, the named executive officer is entitled to receive: (1) any unpaid base salary earned prior to the date of termination; (2) any other unpaid benefits earned and accrued prior to the date of termination and (3) reimbursement of any unreimbursed business expenses properly incurred by the executive prior to the termination of employment (the payments and benefits described in (1) through (3), the “Accrued Rights”).
If Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment is terminated by us without “cause” (as defined in the employment agreements) (other than by reason of death or while he is disabled) or if the named executive officer resigns with “good reason” (as defined in the employment agreements), such executive is entitled to the Accrued Rights and, conditioned upon execution of a mutual general release:

•	a pro rata portion of any annual bonus that would have otherwise been payable to the executive (the “Pro Rata Bonus”);

•	a lump-sum cash payment equal to six-months of the executive’s then current annual base salary payable within 60 days after such termination; and

•
for a period of six months after termination of employment, continuing coverage under our group health plans at the same levels and costs at which the executive received benefits prior to the termination.

In the event of the named executive officer’s termination of employment due to death or disability, his employment agreement provides that he will be entitled to the Accrued Rights and the Pro Rata Bonus payment, which will be payable within 90 days of the executive’s separation from service.

In addition, under the employment agreements of each of Messrs. Major and Cole and Dr. Kostuik, upon a change of control, all unvested options, restricted stock and restricted stock units to the extent held by the executives will vest and become exercisable. In addition, if the executive is terminated without cause or terminates his employment for good reason at any time during the 12-month period following a change of control, he will be entitled to receive (1) a cash payment equal to 12 months of his annual salary and (2) six months of healthcare/insurance benefits at the level in effect immediately prior to the change of control. For more detail regarding payments to our named executive officers upon a “change of control,” see “Potential Payments Upon Termination or Change in Control.”
Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information and covenants related to non-competition and non-solicitation of our and any of our affiliates' employees and customers at all times during employment, and for two years after any termination of employment.
Stock Ownership Guidelines, Anti-Hedging and Pledging Policies
Stock Ownership Guidelines
The Compensation Committee has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership for the CEO, CFO and Chief Medical Officer so as to further align the interests of management and shareholders. The Compensation Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis.
The guidelines provide that the below executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows within three years after they become subject to the guidelines:

•	Chief Executive Officers - 3 times current base salary

•	Chief Financial Officer and Chief Medical Officer - 1 times current base salary
As of December 31, 2017, each of our named executive officers was in compliance with our stock ownership policy.
Anti-Hedging and Pledging of Company Stock
We have a securities trading policy that sets forth guidelines and restrictions applicable to employees’ and directors’ transactions involving our stock. Among other things, this policy prohibits our employees and directors from engaging in short-term or speculative transactions involving our stock, including purchasing our stock on margin, borrowing against any account in which the Company’s stock is held and pledging Company stock without the consent of the Company. Directors and executive officers are not allowed to engage in any transactions that are designed to hedge or offset any decrease in the market value of the Company’s common stock.
Section 162(m)
We will become subject to the compensation deduction limit of Section 162(m) of the Code (“Section 162(m)”) commencing upon the date of our 2018 Annual Meeting. The recently enacted Tax Cut and Jobs Act of 2017 amended Section 162(m) in several respects, including by eliminating the “performance-based compensation” exception under the Section 162(m) for tax years beginning after December 31, 2017. As a result, we may not be able to qualify our compensation for any of the Section 162(m) exemptions and therefore, the deductibility of compensation we pay to the named executive officers may be limited.
Our Compensation Committee expects to structure awards in compliance with Section 162(m) requirements and the Compensation Committee considers the loss of deductibility, as well as other factors, when it structures compensation arrangements for our named executive officers. However, the potential tax consequences to the Company are not necessarily determinative and the Compensation Committee may from time to time determine that certain compensation awards that would result in non-deductible compensation expenses would be in the best interests of the Company, such as if necessary to accomplish particular business objectives or to attract and retain certain executives.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017.
Paul B. Queally (Chair)
Daniel A. Pelak

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth all compensation paid to or accrued by our named executive officers for services rendered for the years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Eric D. Major President and Chief Executive Officer	2017 2016 2015	573,491 525,000 480,000	– 26,250 22,501	999,990 551,243 492,660	995,373 550,268 543,365	313,140 329,700 362,139	27,340 25,000 16,466	2,909,334 2,007,461 1,917,131
John P. Kostuik, M.D. Chief Medical Officer	2017 2016 2015	434,178 418,746 406,550	– 10,469 9,513	107,823 104,499 124,338	107,328 104,314 137,586	114,238 131,486 153,107	860 _ _	764,427 769,514 831,094
Gregory S. Cole Chief Financial Officer	2017 2016 2015	351,678 339,179 329,300	– 8,480 7,706	315,006 211,875 201,756	313,538 211,497 219,340	92,534 106,502 124,014	11,740 10,600 10,600	1,084,496 988,133 892,716

(1)	Amounts reported reflect the discretionary portion of the annual cash incentive award.
(2)
Amounts reported for each fiscal year represents the aggregate grant date fair value of restricted stock and restricted stock units computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“Topic 718”). The assumptions made in the valuation are found in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Amount represents the aggregate grant date fair value of the option awards computed in accordance with Topic 718. The assumptions made in the valuation are found in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)
Amounts reported reflect employer-paid 401(k) plan matching contributions for Messrs. Major and Cole of $10,800, $10,600 and $10,600 for fiscal years 2017, 2016 and 2015, respectively, and payment of or reimbursement for home-based broadband service subscription for Mr. Major of $15,600, $14,400 and $5,866 for fiscal years 2017, 2016 and 2015, respectively. Other compensation in fiscal 2017 also included life insurance premiums for Messrs. Major and Cole of $940 and for Dr. Kostuik of $860 for fiscal year 2017.

Grants of Plan‑Based Awards in 2017
The following table summarizes both:
(1) the potential non-equity incentive plan awards that could have been earned by each of the NEOs based on the performance-based awards granted to the NEOs in fiscal year 2017; and
(2) other plan-based awards, such as stock options and restricted stock granted in fiscal year 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($) [3]	Grant Date Fair Value of Stock and Option Award ($)(4)
Eric D. Major
	2/6/2017	240,000	480,000	NA
	2/6/2017	60,000	120,000	180,000
	6/6/2017								115,741	22.81	995,373
	6/6/2017							43,480			999,990

John P. Kostuik, M.D.
	2/6/2017	87,556	175,111	NA
	2/6/2017	21,889	43,778	65,667
	6/6/2017								12,480	22.81	107,328
	6/6/2017							4,727			107,823

Gregory S. Cole
	2/6/2017	70,919	141,838	NA
	2/6/2017	17,730	35,460	53,189
	6/6/2017								36,458	22.81	313,538
	6/6/2017							13,810			315,006

(1)
Each named executive officer was eligible for a cash-based annual incentive award based on 2017 fiscal year revenue growth and Adjusted EBITDA performance of the Company. The first row of data for each named executive officer shows the threshold, target and maximum award potential of the revenue component of the award based on their respective base salary as of the grant date. The second row of data for each named executive officer shows such information for the Adjusted EBITDA component. Please refer to the discussion under “Components of Executive Compensation Program—Annual Cash Incentive Program” for further discussion.

(2)	The Company’s annual cash incentive and long-term incentive awards for fiscal 2017 did not include any performance-based vesting or performance-based exercisability criteria.
(3)
On June 6, 2017, Mr. Major and Dr. Kostuik each received shares of restricted stock and a grant of stock options under the 2014 Plan and Mr. Cole received shares of restricted stock and a grant of stock options under the 2016 Omnibus Incentive Plan. The exercise price of such stock options was equal to the closing price of our common stock on the date of grant. Restricted shares and stock options awarded to each of the named executive officers vest in equal installments on each of the first three anniversaries of the grant.

(4)
The grant date fair value of the restricted stock awards and option awards was computed in accordance with Topic 718 based on the closing price of our common stock on the date of grant. The assumptions made in the valuation are found in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year End
The following table provides information regarding outstanding equity awards for our named executive officers as of December 31, 2017.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)
Eric D. Major	2/27/2011		246,912		9.26	2/26/2021
	5/7/2014		49,383		15.00	5/6/2024
	7/1/2015	(1)	36,333	18,167	23.46	6/30/2025
	7/1/2015						7,000	126,000
	6/14/2016	(2)	32,813	65,625	14.38	6/13/2026
	6/14/2016						25,556	460,008
	6/6/2017	(3)		115,741	22.81	6/5/2027
	6/6/2017						43,840	789,120
John P. Kostuik, M.D.	2/27/2011		82,304		9.26	2/26/2021
	7/1/2015	(1)	9,200	4,600	23.46	6/30/2025
	7/1/2015						1,767	31,806
	6/14/2016	(2)	6,220	12,441	14.38	6/13/2026
	6/14/2016						4,845	87,210
	6/6/2017	(3)		12,480	22.81	6/5/2027
	6/6/2017						4,727	85,086
Gregory S. Cole	2/27/2011		82,304		9.26	2/26/2021
	5/7/2014		37,038		15.00	5/6/2024
	7/1/2015	(1)	14,667	7,333	23.46	6/30/2025
	7/1/2015						2,867	51,606
	6/14/2016	(2)	12,612	25,223	14.38	6/13/2026
	6/14/2016						9,823	176,814
	6/6/2017	(3)		36,458	22.81	6/5/2027
	6/6/2017						13,810	248,580

(1)	Options awarded on July 1, 2015 vest in one final installment on July 1, 2018, subject to continued employment on vesting date.
(2)	Options awarded on June 14, 2016 vest in two remaining equal installments on August 15, 2019 and 2020, respectively, subject to continued employment on vesting date.
(3)	Options awarded on June 6, 2017 vest in equal installments of one-third on each of the first three anniversaries of the grant, subject to continued employment on the applicable vesting date.
(4)	Shares of restricted stock vest in equal installments of one-third on each of the first three anniversaries of the grant, subject to continued employment on the applicable vesting date.
(5)	Market value of the restricted stock is based upon the closing price of our common stock as reported on NASDAQ on December 29, 2017.

Option Exercises and Stock Vested in 2017
The following table sets forth information regarding the exercise of stock options and the vesting of stock awards during 2017 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Valued Realized on Vesting(2) ($)
Eric D. Major	—	—	28,008	658,397
John P. Kostuik, M.D.	99,588	1,131,330	4,188	101,269
Gregory S. Cole	82,304	1,152,943	12,852	299,271

(1)
Value realized on exercise of award was determined based on the product equal to the difference between the Company's stock price per share at the time of exercise less the exercise price per share and the number of shares acquired on exercise of award. Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy income tax withholding requirements. The amounts shown are gross amounts.

(2)
Value realized on vesting of award was equal to the product of the number of shares acquired on vesting multiplied by the Company's closing stock price on the date of exercise. Upon vesting, shares may be surrendered to satisfy income tax withholding requirements. The amounts shown are gross amounts.

Potential Payments Upon Termination or Change in Control
The table below quantifies the potential payments and benefits that would be provided to each named executive officer under each of the termination or change in control circumstances listed. The amounts shown are based on the assumption that the triggering event took place on December 29, 2017, which was the last business day of the 2017 fiscal year.
The amounts shown in the table below do not include payments and benefits to the extent this type and level of payments or benefits is provided generally to all salaried employees upon termination of employment or the distribution of plan balances under our 401(k) Plan.

	Retirement or Voluntary Termination ($)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Termination For Cause ($)	Death or Disability ($)	Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)
Eric D. Major
Annual incentive award (1)	313,140	313,140	—	313,140	313,140
Acceleration of equity awards (2)	—	—	—	263,040	1,612,691
Cash severance (3)	—	300,000	—	—	600,000
Life insurance benefit (4)	—	—	—	150,000	470
Continuation of insurance (5)	—	8,252	—	—	8,252
Total	313,140	621,392	—	726,180	2,534,553

John P. Kostuik, M.D.
Annual incentive award (1)	114,238	114,238	—	114,238	114,238
Acceleration of equity awards (2)	—	—	—	28,362	249,138
Cash severance(3)	—	218,889	—	—	437,778
Life insurance benefit (4)	—	—	—	75,000	470
Continuation of insurance (5)	—	8,252	—	—	8,252
Total	114,238	341,379	—	217,600	809,877

Gregory S. Cole
Annual incentive award (1)	92,531	92,531	—	92,531	92,531
Acceleration of equity awards (2)	—	—	—	82,860	568,307
Cash severance (3)	—	172,798	—	—	345,595
Life insurance benefit (4)	—	—	—	150,000	470
Continuation of insurance (5)	—	8,252	—	—	8,252
Total	92,531	273,581	—	325,391	1,015,156

(1)
Represents value of the annual incentive award earned for 2017 as included in the Summary Compensation Table. Other than in the case of a termination by the Company for cause, the named executive officer would receive the annual cash incentive award earned for 2017 even if his employment terminated prior to the actual cash payout date in 2018. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual Cash Incentive Compensation.”

(2)
In the case of death and disability, represents the one-third portion of the named executive officer’s equity award granted on June 6, 2017 that is scheduled to vest on June 6, 2018, the vesting date immediately following the named executive officer’s assumed termination date of December 29, 2017. Unvested equity awards granted prior to June 6, 2017 would terminate and expire upon the named executive officer's termination due to death or disability. For unvested equity awards granted on or after June 6, 2017, the portion of the named executive officer's unvested award that was scheduled to vest on the vesting date immediately following the named executive officer's termination date due to death or disability would vest upon such termination.

In the case of a Change of Control followed by voluntary termination with good reason or termination without case, represents the accelerated vesting of all of the named executive officer’s outstanding equity awards in accordance with the terms of the named executive officer’s employment agreement. See “Compensation Discussion and Analysis—Employment Agreements.”

The value attributable to the acceleration of the unvested equity awards is based on the closing price of our common stock of $18.00 on December 29, 2017, the last business day of 2017. The exercise price for the options granted in 2015 and 2017 was lower than the closing price of our common stock on December 29, 2017, therefore no value is shown for these grants. For more information on these awards, see "Outstanding Equity Awards at 2017 Fiscal Year End."

(3)
Represents (a) six months current salary in the case of a termination by the Company without cause or a termination by the named executive officer with good reason, payable within 60 days after such termination, and (b) one year’s salary if the executive is terminated by the Company without cause or terminates his employment for good reason at any time during the 12-month period following a Change of Control, in each case as defined in and as provided for by the respective named executive officer’s employment agreement. See “Compensation Discussion and Analysis—Employment Agreements.”

(4)
Represents the benefit payment to be made by third-party payors to the named executive officer’s beneficiaries under our employer-paid premium life insurance and accidental death and dismemberment insurance plans. All of our employees are eligible for a benefit equal to one times their annual salary at death up to $150,000 under these insurance plans.

(5)
Represents the aggregate annual premium amount for medical, dental, life and disability insurance for six months following the named executive officer’s termination in accordance with the provisions of the respective named executive officer’s employment agreement. See “Compensation Discussion and Analysis—Employment Agreements.”

Pursuant to their respective employment agreements, if Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment terminates for any reason, the named executive officer is entitled to receive: (1) any unpaid base salary earned prior to the date of termination; (2) any other unpaid benefits earned and accrued prior to the date of termination and (3) reimbursement of any unreimbursed business expenses properly incurred by the executive prior to the termination of employment (the payments and benefits described in (1) through (3), the “Accrued Rights”).
Involuntary Termination without Cause or Voluntary Termination with Good Reason
If Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment is terminated by us without “cause” (as defined in the employment agreements) (other than by reason of death or while he is disabled) or if the named executive officer resigns with “good reason” (as defined in the employment agreements), such executive is entitled to the Accrued Rights and, conditioned upon execution of a mutual general release:

•	a pro rata portion of any annual bonus that would have otherwise been payable to the executive (the “Pro Rata Bonus”);

•	a lump-sum cash payment equal to six-months of the executive’s then current annual base salary payable within 60 days after such termination; and

•
for a period of six months after termination of employment, continuing coverage under our group health plans at the same levels and costs at which the executive received benefits prior to the termination.

Termination due to Death or Disability
In the event of the named executive officer’s termination of employment due to death or disability, his employment agreement provides that he will be entitled to the Accrued Rights and the Pro Rata Bonus payment, which will be payable within 90 days of the executive’s separation from service. The named executive officer will also receive benefits from third-party payors under our employer-paid premium life insurance and accidental death and dismemberment insurance plans. All of our employees are eligible for one times their regular annual eligible wages at death (up to $150,000) under these insurance plans. Unvested equity awards granted prior to June 6, 2017 would terminate and expire upon the named executive officer's termination due to death or disability. For unvested equity awards granted on or after June 6, 2017, the portion of the named executive officer’s unvested award that was scheduled to vest on the vesting date immediately following the named executive officer’s termination date due to death or disability would vest upon such termination.
Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason
Under the employment agreements of each of Messrs. Major and Cole and Dr. Kostuik, upon a change of control, all unvested options, restricted stock and restricted stock units held by the executives will vest and become exercisable. In addition, if the executive is terminated without cause or terminates his employment for good reason at any time during the 12-month period following a change in control, he will be entitled to receive the Accrued Rights and the Pro Rata Bonus payment plus (1) a lump-sum cash payment equal to 12 months of his annual salary and (2) six months of healthcare/insurance benefits at the level in effect immediately prior to the change of control.
Restrictive Covenants
Each of the named executive officers is subject to restrictive covenants upon his termination, including an indefinite covenant on confidentiality of information and covenants related to non-competition and non-solicitation of our and any of our affiliates’ employees and customers at all times during employment, and for two years after any termination of employment.

Director Compensation
During 2017, each of our non-employee directors received an annual cash retainer of $30,000. In addition, the chairman of the Board of Directors received an additional cash retainer of $20,000, and the chairs of the Audit, Compensation and Compliance Committees received an additional annual cash retainer of $20,000, $8,000 and $8,000, respectively. All of our non-employee directors were also entitled to receive an additional $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.
After considering the custom peer group data and recommendations of our independent compensation consultant which were based upon a market assessment of our non-employee director pay levels, our Board of Directors approved the following changes to the compensation of our non-employee directors, effective beginning 2018:
•an increase in the annual cash retainer from $30,000 to $40,000;
•an additional annual cash retainer for our Lead Director of $20,000;

•	an increase in the annual cash retainer for the chair of the Audit Committee from $20,000 to $35,000; and

•	an increase in the annual cash retainer for the chair of each of the Compensation Committee and Compliance Committee from $8,000 to $12,500.
The Board of Directors also determined that non-employee directors will no longer receive additional fees for each meeting attended in person or telephonically but will receive an additional $5,000 annual cash retainer for each committee on which they serve.
Our directors also receive an annual grant of restricted stock which vests ratably over a three-year period on each anniversary date of the award. In addition, on April 18, 2018, the Board of Directors determined to grant our Audit Committee Chairman an additional 5,159 shares of restricted stock with a grant date fair value of $19.38 per share as a one-time award in recognition of the responsibilities associated with that position. This restricted stock award will vest ratably over a three-year period on each anniversary date of the award.
The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
Daniel A. Pelak	57,000	57,504	57,251	—	171,755
Brett P. Brodnax	34,000	57,504	57,251	—	148,755
Carlos A. Ferrer	32,500	57,504	57,251	—	147,255
Paul B. Queally	42,000	57,504	57,251	—	156,755
Raymond A. Ranelli	53,500	57,504	57,251	—	168,255
Sean M. Traynor	33,000	57,504	57,251	—	147,755
Michael A. Turpin(4)	18,000	—	—	—	18,000

(1)
On June 6, 2017, we granted each of our non-employee directors 2,521 shares of restricted stock at a fair value of $22.81 per share, which vest ratably over a three-year period on each anniversary of the grant.

(2)
On June 6, 2017, we granted each of our non-employee directors options to purchase 6,655 shares of common stock at a grant date fair value of $8.60 per share and an exercise price of $22.81 per share. Such awards vest ratably over a three-year period on each anniversary of the grant.

(3)
As of December 31, 2017, Mr. Pelak held 495,868 vested and unexercised options and 17,000 unvested options; Messrs. Brodnax, Ferrer, Queally, Ranelli and Traynor each held 24,827 vested and unexercised options and 17,000 unvested options.

(4)	Mr. Turpin served as a director in fiscal 2017 prior to our 2017 Annual Meeting and did not stand for election at our 2017 Annual Meeting.

PRINCIPAL STOCKHOLDERS

We had 43,390,465 shares of common stock outstanding as of April 9, 2018, the Record Date for the Annual Meeting.

Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as otherwise indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder. Restricted stock units and shares of common stock subject to options that are currently exercisable or exercisable within 60 days from April 9, 2018, are considered outstanding and beneficially owned by the person holding such restricted stock units or options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o K2M Group Holdings, Inc., 600 Hope Parkway SE, Leesburg, Virginia 20175.

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 9, 2018.

Name of beneficial owner	Number	Percent
5% or Greater Stockholders
T. Rowe Price Associates, Inc. (1)	7,417,240	17.1%
BlackRock, Inc.(2)	2,794,420	6.4%
Wellington Management Group LLP (3)	2,530,181	5.8%
TimesSquare Capital Management, LLC(4)	2,532,675	5.8%
Directors and Executive Officers
Eric D. Major (5)	1,223,453	2.8%
Daniel A. Pelak (6)	505,745	1.2%
Dr. John P. Kostuik (7)	301,272	*
Gregory S. Cole (8)	214,160	*
Paul B. Queally (9)	114,040	*
Carlos A. Ferrer(10)	102,905	*
Brett P. Brodnax (11)	61,008	*
Sean M. Traynor (12)	48,278	*
Raymond A. Ranelli (13)	34,005	*
All directors and executive officers as a group (9 persons)	2,604,863	6.0%
* Less than 1%

(1)
Information shown is based on information reported by the filer on Schedule 13G/A filed with the SEC on February 14, 2018, in which T. Rowe Price Associates, Inc. reported sole dispositive power over 7,417,240 shares of common stock and sole voting power over 1,083,808 shares of common stock, and T. Rowe Price Small-Cap Stock Fund, Inc. reported sole voting power over 2,992,275 shares of common stock. The address for T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Stock Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
Information shown is based on information reported by the filer on Schedule 13G filed with the SEC on February 1, 2018, in which BlackRock, Inc. reported sole dispositive power over 2,794,420 shares of common stock and sole voting power over 2,727,635 of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Information shown is based on information reported by the filer on Schedule 13G filed with the SEC on February 8, 2018, in which Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported shared dispositive power over 2,530,181 shares of common stock and shared voting power over 2,177,044 of these shares and Wellington Management Company LLP reported shared dispositive power over 2,365,397 of these shares and shared voting power over 2,165,690 of these shares. The address for Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(4)
Information shown is based on information reported by the filer on Schedule 13G filed with the SEC on February 14, 2018, in which TimesSquare Capital Management, LLC reported sole dispositive power over 2,532,675 shares of common stock and sole voting power over 2,283,275 of these shares. The address for TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.

(5)
Includes 404,021 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 76,396 shares of restricted stock held by Mr. Major. Mr. Major has sole voting power, but no dispositive power with respect to such restricted stock.  Also includes 391,758 shares of common stock held by Major Parkwood LLC, an entity over which Mr. Major and his wife share voting and investment power, and 147,448 shares of common stock held by family trusts for which Mr. Major’s wife is a trustee.

(6)
Includes 498,086 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 2,521 shares of restricted stock in which Mr. Pelak has sole voting power. Also includes 1,626 shares of common stock and 2,813 shares of restricted stock held by MedTech Strategies, Inc. in which Mr. Pelak has sole voting power. Mr. Pelak also has sole voting power, but no dispositive power with respect to shares of restricted stock held by him or MedTech Stategies, Inc.

(7)
Includes 101,884 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 11,339 shares of restricted stock held by Dr. Kostuik. Mr. Kostuik has sole voting power, but no dispositive power with respect to such restricted stock.

(8)
Includes 158,773 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018, 28,887 shares of common stock and 26,500 shares of restricted stock held by Mr. Cole. Mr. Cole has sole voting power, but no dispositive power with respect to such restricted stock.

(9)
Includes 27,045 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 5,334 shares of restricted stock held by Mr. Queally. Mr. Queally has sole voting power, but no dispositive power with respect to such restricted stock. Also includes 871 shares held indirectly by The Queally Family, LLC and 1,922 shares held indirectly by trusts.

(10)
Includes 27,045 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 5,334 shares of restricted stock held by Mr. Ferrer. Mr. Ferrer has sole voting power, but no dispositive power with respect to such restricted stock.

(11)
Includes 27,045 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 5,334 shares of restricted stock held by Mr. Brodnax. Mr. Brodnax has sole voting power, but no dispositive power with respect to such restricted stock.

(12)
Includes 27,045 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 5,334 shares of restricted stock held by Mr. Traynor. Mr. Traynor has sole voting power, but no dispositive power with respect to such restricted stock.

(13)
Includes 27,045 shares of common stock underlying stock options exercisable within 60 days of April 9, 2018 and 5,334 shares of restricted stock held by Mr. Ranelli. Mr. Ranelli has sole voting power, but no dispositive power with respect to such restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Underwriting Commissions and Transaction Fees
On February 1, 2017, pursuant to an underwritten public offering, WCAS and certain of its affiliates completed the sale of 4,000,000 shares of our common stock. We incurred transaction fees of approximately $225,000. We did not receive any proceeds from the sale of these shares.
Other
Mr. Lane E. Major, who served as our Chief Strategy Officer until March 2018 when he was appointed as our Chief Operating Officer, is the brother of Mr. Eric Major, our Chairman, Chief Executive Officer and President. Total cash payments made by the Company to Mr. Lane Major for the year ended December 31, 2017, including salary and bonus, were $383,553. Mr. Lane Major also received grants of 21,807 non-qualified stock options with a grant date fair value of $8.60 per share and 8,260 shares of restricted stock with a grant date fair value of $22.81 per share in 2017.
Related Persons Transaction Policy
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on NASDAQ. Under the policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of the disinterested and independent members of the Board of Directors or the Audit Committee of the Board of Directors, provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the approving body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the approving body as to whether the related person transaction complies with the terms of our agreements, including the agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•
management must advise the approving body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•	management must advise the approving body as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.
 In addition, the related person transaction policy provides that the approving body, in connection with any approval of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who failed to file, on a timely basis, reports required by Section 16(a) during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons stating they were not required to file these forms, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers during 2017 were satisfied, except one Form 4 for one transaction for each of Messrs. Eric Major, Greg Cole and George Moratis were not filed on a timely basis due to an administrative error.
Stockholder Communications With Our Board of Directors
Stockholders wishing to communicate with our Board of Directors, or with the independent members of our Board of Directors as a group. may do so by writing to the Board of Directors or to its independent members as a group, and mailing the correspondence to our Senior Vice President, General Counsel & Secretary at K2M Group Holdings, Inc., 600 Hope Parkway SE, Leesburg, VA 20175. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Legal Department will review all incoming stockholder communications and such stockholder communications will be forwarded to the Board of Directors or its independent members, as specified.
Availability of Annual Report
A copy of our 2017 Annual Report for the year ended December 31, 2017 and our Proxy Statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:

K2M Group Holdings, Inc.
Attention: Senior Vice President, General Counsel & Secretary
600 Hope Parkway SE
Leesburg, VA 20175
The 2017 Annual Report and Proxy Statement are also available on our website at http://investors.k2m.com under Investor Relations: Financials & Filings.
Other Business
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this Proxy Statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

*                *                *

K2M GROUP HOLDINGS, INC. 600 HOPE PARKWAY SE LEESBURG, VA 20175	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

K2M GROUP HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR all of the nominees listed in Proposal 1 , FOR Proposals 2 and 4 and "1YEAR" for Proposal 3.	☐	☐	☐	____________________________________
1. Election of Class I Directors
Nominees:
01) Eric D. Major
02) Paul B. Queally
03) Raymond A. Ranelli
					For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018.					☐	☐	☐

				1 Year	2 Years	3 Years	Abstain
3. To recommend, by non-binding advisory vote, whether a shareholder advisory vote to approve the compensation of our named executive officers should occur every one, two or three years.				☐	☐	☐	☐
					For	Against	Abstain
4. Approval, in non-binding advisory vote, of the compensation of our named executive officers.					☐	☐	☐
NOTE: Shareholders may also be asked to consider conducting any other business properly brought before the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

______________________________________________________________				_________________________________
Signature [PLEASE SIGN WITHIN BOX] Date				Signatures (Joint Owners) Date

Directions to the 2018 Annual Meeting of K2M Group Holdings, Inc.
Please email our Investor Relations department at ir@k2m.com for directions to the 2018 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E45522-P03327

K2M GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
June 5, 2018 8:00 A.M.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Luke Miller and Gregory S. Cole, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2018 Annual Meeting of Stockholders of K2M GROUP HOLDINGS, INC. to be held on June 5, 2018, at 8:00 A.M. Eastern Daylight Time, at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, VA 20175, and at any adjournment or postponement thereof, and to vote as specified on this proxy all shares of common stock of the Company held of record by the signer(s) at the close of business on April 9, 2018 on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and at any adjournments or postponements thereof.
This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no such direction is made, this proxy will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; (3) FOR "1 YEAR" with respect to the frequency of shareholder advisory votes on the Company's named executive officer compensation; and (4) FOR the approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers. This proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Continued and to be signed on reverse side